UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2015

AMARANTUS BIOSCIENCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55016	26-0690857
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

655 Montgomery Street, Suite 900 San Francisco, CA	94111
(Address of Principal Executive Offices)	(Zip Code)

(408) 737-2734

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Series H Preferred Stock and Warrants

 On September 30, 2015, Amarantus BioScience Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Series H SPA”) with an institutional investor for the sale of 3,055.556 (including 10% OID) shares of the Company’s 12% Series H Preferred Stock (the “Series H Preferred Stock”) and a warrant to purchase 1,298,612 shares of common stock (the “RD Warrant” and together with the Series H Preferred Stock, the “Securities”) in a registered direct offering (the “RD Offering”), subject to customary closing conditions.   The gross proceeds to the Company from the RD Offering were $2,750,000. Each share of Series H Preferred Stock has a stated value of $1,000 and is convertible into shares of common stock at an initial conversion price of the lower of (i) $2.50, subject to adjustment and (ii) 75%, subject to adjustment, of the lowest volume weighted average price, or VWAP, during the fifteen (15) Trading Days immediately prior to the date a conversion notice is sent to the Company by a holder, at any time at the option of the holder.

The RD Warrant is exercisable at any time on or after the earlier to occur of (i) all shares of common stock underlying the RD Warrant are registered for resale under the Securities Act of 1933, and (ii) the date six (6) months from September 30, 2015 (the earlier to occur of (i) and (ii), the “Initial Exercise Date”) and on or prior to the close of business on the five-year anniversary of the Initial Exercise Date at an exercise price of $2.00 per share.

On September 30, 2015, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series H 12% Convertible Preferred Stock with the Secretary of State of the State of Nevada. A copy of the Certificate of Designations is attached hereto as Exhibit 3.1, which is incorporated herein by reference.

The Securities were issued pursuant to a prospectus supplement dated September 30, 2015 filed with the Securities and Exchange Commission on September 30, 2015, in connection with a takedown from the Registration Statement on Form S-3 (File No. 333-203845), which was declared effective by the SEC on May 22, 2015.

The foregoing summary of the terms of the Series H SPA and RD Warrant is subject to, and qualified in its entirety by, such documents attached hereto as Exhibits 10.1 and 10.2, respectively, each of which is incorporated herein by reference.

12% Senior Secured Convertible Promissory Note and Warrants

On September 30, 2015, the Company entered into a Securities Purchase Agreement (the “Notes SPA”) with an institutional investor for the sale of an aggregate principal amount $3,055,556 (including 10% OID) 12% Senior Secured Convertible Promissory Notes due September 29, 2016 (the “Senior Secured Notes”) and a warrant to purchase 1,298,612 shares of common stock (the “PP Warrant”) in a private placement offering (the “PP Offering”). The gross proceeds to the Company from the PP Offering were $2,750,000.

The principal amount of the Senior Secured Notes shall accrue interest at a rate equal to 12% per annum, payable on the Maturity Date in cash, or, at the Company’s option, in common stock or a combination thereof. At any time upon five (5) days written notice to the Investor, the Company may prepay any portion of the principal amount of the Senior Secured Notes and any accrued and unpaid interest at an amount equal to 120% of the then outstanding principal amount of the Senior Secured Notes and accrued interest or 130% if a Qualified Financing (as defined in the Senior Secured Notes) has occurred.

At any time after the issuance date of the Senior Secured Notes until all amounts due have been paid in full, the Senior Secured Note shall be convertible, in whole or in part, into shares of common stock at the option of the holder, at any time and from time to time. The conversion price in effect on any conversion date shall be equal to the lowest of (i) $2.50, (ii) 75% of the lowest daily VWAP in the fifteen (15) trading days prior to the conversion date, or (iii) (A) if a Public Offering (as defined in the Senior Secured Note) that is not a Qualified Public Offering (as defined in the Senior Secured Note) has occurred, 75% or (B) if a Qualified Public Offering has occurred, 80% of the lowest of the (x) per share price of shares of common stock, and (y) the lowest conversion price, exercise price or exchange price of any common stock equivalents, that are sold or issued to the public in the Public Offering or the Qualified Public Offering, respectively.

Effective on the closing (the “Mandatory Conversion Date”) of a Qualified Public Offering, the Qualified Public Offering Conversion Amount (as defined in the Senior Secured Note) shall automatically (without further act or deed of the Holder or the Company) convert (the “Mandatory Conversion”) into such number of shares of common stock as shall equal the quotient of (i) the Qualified Public Offering Conversion Amount outstanding as of and including the Mandatory Conversion Date, divided by (ii) a conversion price equal to the lowest of (i) the Conversion Price on the Mandatory Conversion Date, and (ii) eighty percent (80%) of the lowest of (x) the price per share at which the Company sells shares of common stock, and (y) the lowest conversion price, exercise price or exchange price of any common stock equivalents, if any, sold and or issued to the public in a Qualified Public Offering, if any,

The Senior Secured Notes contain certain customary Events of Default (including, but not limited to, default in payment of principal or interest thereunder, breaches of covenants, agreements, representations or warranties thereunder, the occurrence of an event of default under certain material contracts of the Company, including the transaction documents relating to the PP Offering, changes in control of the Company, filing of bankruptcy and the entering or filing of certain monetary judgments against the Company). Upon the occurrence of any such Event of Default the outstanding principal amount of the Senior Secured Notes, plus accrued but unpaid interest, liquidated damages, and other amounts owing in respect thereof through the date of acceleration, shall become, at the Investor’s election, immediately due and payable in cash. Upon any Event of Default that results in acceleration of the Senior Secured Notes, the interest rate on the Senior Secured Notes shall accrue at an interest rate equal to the lesser of 24% per annum or the maximum rate permitted under applicable law.

In connection with the issuance of the Senior Secured Notes, effective on September 30, 2015, the Company entered into a Security Agreement and a Patent and Trademark Security Agreement with the investor (the “Security Agreement”) pursuant to which the Company agreed to grant a security interest in all of its assets to the investor in order to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Senior Secured Notes.

The PP Warrant is exercisable at any time on or after the earlier to occur of (i) all shares of common stock underlying the PP Warrant are registered for resale under the Securities Act of 1933, and (ii) the date six (6) months from September 30, 2015 (the earlier to occur of (i) and (ii), the “Initial Exercise Date”) and on or prior to the close of business on the five-year anniversary of the Initial Exercise Date at an exercise price of $2.00 per share.

The foregoing summary of the terms of the Notes SPA, Senior Secured Notes, Security Agreement, Patent and Trademark Security Agreement and PP Warrant is subject to, and qualified in its entirety by, such documents attached hereto as Exhibits 10.3, 10.4, 10.5 and 10.6, each of which is incorporated herein by reference.

Other Agreements

On September 30, 2015, the Company entered into an exchange agreement (the “Exchange Agreement”) with an existing institutional investor pursuant to which the existing investor exchanged $3,021,000 (including OID and make-whole) aggregate principal amount of Senior Secured Convertible Notes of the Company for $3,021,000 aggregate principal amount of Senior Secured Notes and a PP Warrant to purchase 1,298,612 shares of common stock. The purpose of the exchange was to simplify the Company’s capital structure with a single series of convertible secured notes outstanding. The exchange of the Senior Secured Convertible Notes for the Senior Secured Notes was made in reliance on the exemption from registration afforded under Section 3(a)(9) of the Securities Act of 1933, as amended.

In connection with the issuance of the Senior Secured Notes, effective on September 30, 2015, the existing institutional investor entered into the Security Agreement and the Patent and Trademark Security Agreement referenced above pursuant to which the Company agreed to grant a security interest in all of its assets to the investor in order to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Senior Secured Notes.

The foregoing summary of the terms of the Exchange Agreement is subject to, and qualified in its entirety by, such document attached hereto as Exhibits 10.7, which is incorporated herein by reference.

On September 30, 2015, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with certain investors pursuant to which the Company agreed to register for resale on Form S-1 the shares of common stock underlying the Senior Secured Notes, the shares of common stock issuable upon exercise of the PP Warrants and shares of common stock held by certain other holders. Pursuant to the Registration Rights Agreement, the Company agreed to file the registration statement by October 10, 2015. The Company would be obligated to pay financial penalties to the holders in the event the registration statement is filed after October 10, 2015 or the registration statement is not declared effective by the SEC within 60 days after October 10, 2015.

The foregoing summary of the terms of the Registration Rights Agreement is subject to, and qualified in its entirety by, such document attached hereto as Exhibits 10.8, which is incorporated herein by reference.

In connection with the financings described above, on September 30, 2015, the Company entered into a letter agreement with certain investors in which the Company agreed to hold a special stockholder’s meeting by mid- December 2015 to approve an increase in its authorized common stock. In the event, the Company fails to obtain such approval, the Company will be obligated to pay financial penalties to such investors. The foregoing summary of the terms of the letter agreement is subject to, and qualified in its entirety by, such document attached hereto as Exhibits 10.9, which is incorporated herein by reference.

On September 25, 2015, the Company entered into a repurchase agreement (the “Repurchase Agreement”) with the holder of all of the Company’s issued and outstanding Series G Preferred Stock (the “Series G Holder”) pursuant to which the Company has repurchased all of the issued and outstanding shares of Series G Preferred Stock and all shares of common stock held by the Series G Holder for an aggregate purchase price of $4,750,000. As of October 1, 2015, there are no more shares of Series G Preferred Stock issued and outstanding.

The foregoing summary of the terms of the Repurchase Agreement is subject to, and qualified in its entirety by, such document attached hereto as Exhibits 10.10, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 with respect to the Senior Secured Note financing is incorporated by reference herein. The issuance of the Senior Secured Notes and the PP Warrant described above was completed in accordance with the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01 with respect to the Series H Preferred Stock financing is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of the Series H 12% Convertible Preferred Stock

10.1	Form of Securities Purchase Agreement dated as of September 30, 2015 for the Series H 12% Convertible Preferred Stock and Warrants.

10.2	Form of Warrant.

10.3	Form of Securities Purchase Agreement dated as of September 30, 2015 for the 12% Senior Secured Convertible Promissory Notes and Warrants.

10.4	Form of 12% Senior Secured Convertible Promissory Notes.

10.5	Form of Security Agreement dated September 30, 2015.

10.6	Form of Patent and Trademark Security Agreement dated September 30, 2015.

10.7	Form of Exchange Agreement dated September 30, 2015.

10.8	Form of Registration Rights Agreement dated September 30, 2015.

10.9	Form of Letter Agreement dated September 30, 2015.

10.10	Form of Repurchase Agreement dated September 25, 2015.

99.1	Press Release dated October 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMARANTUS BIOSCIENCE HOLDINGS, INC.

Date: October 1, 2015	By:	/s/ Gerald E. Commissiong
Name: Gerald E. Commissiong
Title: Chief Executive Officer